Exhibit 16.1

July 9, 2021

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of PLBY Group, Inc. pertaining to our firm included under Item 4.01 of its Form 8-K filed on July 9, 2021. We agree with such statements as they pertain to our firm contained therein. We are not in a position to agree or disagree with any other statements contained therein.

Very truly yours,

/s/ Prager Metis CPAs LLP

Prager Metis CPAs LLP
El Segundo, California
July 9, 2021